Exhibit 99.1

Shares of Lonestar Resources Commence Trading On NASDAQ

July 5, 2016- Lonestar Resources US Inc., a Delaware corporation (the “Company”), is pleased to announce the completion of its previously announced transaction to redomicile the parent company of the Lonestar group of companies from Australia to Delaware.

In connection with the transaction, the Company issued to the former shareholders of Lonestar Resources Limited one share of its Class A common stock for every two ordinary shares of Lonestar Resources Limited issued and outstanding prior to the effective time of the transaction, which had the effect of a 1-for-2 reverse stock split and resulting in the reduction of shares outstanding from 15,044,051 to 7,521,788.  The Company’s Class A common stock began trading on the NASDAQ Global Market on a post-split basis on July 5, 2016.

The Company intends to delist Lonestar Resources Limited from the Australian Stock Exchange at the close of trading on Wednesday, July 6, 2016.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements.  All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.  Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections.  Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: an active trading market for our common stock may not develop on NASDAQ; the trading price for our common stock may fluctuate significantly; and the Company will continue to be a “controlled company,” as defined under NASDAQ rules, and the interests of our controlling stockholder may differ from those of our public stockholders.  Forward-looking statements also are affected by the risk factors described in the Company’s registration statement on Form 10, as most recently amended on June 9, 2016, and those set forth in other filings made by the Company with the U.S. Securities and Exchange Commission.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Lonestar Resources US Inc.

600 Bailey Avenue, Suite 200   Fort Worth, Texas 76107
(817) 546-6400